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                                                                 Exhibit 10.26

                             OWENS-ILLINOIS, INC.
                     DIRECTORS DEFERRED COMPENSATION PLAN


1.    PURPOSE.

      The purpose of this Owens-Illinois, Inc. Directors Deferred Compensation Plan is to permit certain members of the Board of Directors of Owens-Illinois, Inc. to elect to defer receipt of all or part of their compensa-tion.

2.    DEFINITIONS.  As used herein:

      "Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect a Director's interest in the Plan;

      "Board" means the Board of Directors of the Company;

      "CEO" means the Chief Executive Officer of the Company;

      "Committee" means a committee, composed of officers and directors of the Company who are not eligible to participate in the Plan, appointed by the Board to administer the Plan;

      "Company" means Owens-Illinois, Inc., a Delaware corporation;

      "Compensation" means any fees (including meeting attendance fees) and/or other form of current cash remuneration for services rendered to or on behalf of the Company by a Director solely in his capacity as such;

      "Deferral Election" means an election made by a Director pursuant to and in accordance with Section 5 of the Plan;

      "Director" means a member of the Board eligible to participate in the Plan pursuant and in accordance with to Section 4 of the Plan;

      "Early Distribution Date" shall mean the date specified in an Early Distribution Election.

      "Early Distribution Election" means an election made by a Director pursuant to and in accordance with Section 6 of the Plan.

      "Plan" means this Owens-Illinois, Inc. Directors Deferred Compensation Plan, as from time to time in effect; and

      Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.


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3.    ADMINISTRATION.

      The Plan shall be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO to adopt, modify, and/or rescind) any rules, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan.

4.    ELIGIBILITY AND PARTICIPATION.

      Any member of the Board who is not an employee of the Company shall be eligible to participate in this Plan.

5.    DEFERRAL ELECTIONS.

      5.1 Each Director may elect from time to time, by written notice to the CEO, to defer his receipt, subject to the provisions of the Plan, of all or any specified part, up to and including 100 percent, of his Compensa-tion to be earned thereafter.

      5.2 Each Deferral Election shall be made before the first day of the calendar year or other fiscal period for which the Compensation to which it applies is to be earned and shall be irrevocable with respect to the electing Director's Compensation for such year or other fiscal period. A Director may elect prospectively to change the rate of or revoke his Deferral Election with respect to his Compensation to be earned for any future year or other fiscal period at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform applica-tion adopted by the Committee. Until so changed or revoked, such a Deferral Election shall remain in effect with respect to all Compensation earned by the Director after the date thereof.

      5.3 Notwithstanding the foregoing provisions of this Section 5, a Director may make a Deferral Election with respect to all or any specified part of any unpaid Compensation by written notice to the CEO given within one month after the date on which this Plan is initially adopted or, if later, within one month after the date on which such Director first becomes eligible to participate in this Plan.

6.    EARLY DISTRIBUTION ELECTION.

      Prior to the first day of a calendar year or other fiscal period for which a Director is making or has made a Deferral Election, such Director may elect to have such amounts become payable on the first day of the third calendar year following the calendar year or other fiscal period for which such amounts were deferred, or on the first day of any subsequent calendar year, as specified by the Participant (the "Early Distribution Date"). A Director who has made such an Early Distribution Election may elect to defer the payment of the amounts subject to such Early Distribution Election until the termination of the Directors' membership on the Board


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      pursuant to Section 8; provided, however, that such election must be made before the first day of the calendar year immediately preceding the calendar year of the Early Distribution Date specified in such Early Distribution Election. All amounts payable pursuant to an Early Distri-bution Election shall be paid to the Director in cash in a lump sum as soon as practicable after the Early Distribution Date set forth in such election but in no event later than the March 31 following such Early Distribution Date.

7.    ACCOUNTS.

      7.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Director in the absence of a Deferral Election, to the Director's Account and shall, until paid or distributed in full, accrue interest, compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Committee may at any time and from time to time designate prospectively.

      7.2 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Committee may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to a Director under the Plan may be paid. No Director, beneficiary, estate, or other person claiming through or under a Director shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Committee except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that a Director or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Company. The Company shall provide to each Director who has made any Deferral Election, at least annually, a statement of his Account balance.

8.    PAYMENT OF ACCOUNT BALANCES.

      The entire amount credited to a Director's Account, including accrued interest to the date of payment and including any amounts deferred pursuant to Section 6, shall become payable upon termination of the Director's membership on the Board for any reason. Amounts so payable shall be paid to the Director in cash in a lump sum or, if and to the extent the Director has so elected in writing at the time of his Deferral


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      Elections, in such number, not to exceed 15, of equal annual installments as the Director has so elected plus interest on the unpaid balance at the rate from time to time called for under Section 7.1 of the Plan. In the event of a Director's death before his Account plus interest has been paid to him in full, the entire amount then credited to his Account, including accrued interest to the date of payment, shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate). All payments hereunder shall be made or commenced as soon as practicable after a Director's termination of Board membership but in no event later than March 31 of the following year.

9.    AMENDMENT AND TERMINATION OF THE PLAN.

      The Board or the Committee may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of any Director affected thereby, have any adverse retroactive effect on the rights of any such Director (or any person claiming through or under him) under the Plan unless required by applicable law.

10.   MISCELLANEOUS.

      10.1 At the request of a Director for whom an Account has been estab-lished hereunder or on its own initiative, the Committee may, at any time and in its sole and unlimited discretion, accelerate the payment of all or any part of a Director's Account balance.

      10.2 Nothing in the Plan shall confer on any Director any right to continue as a member of the Board.

      10.3 Rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designa-tion, by will or the laws of descent and distribution.

      10.4 The Plan shall be binding on and inure to the benefit of the Company, each Director, and every person claiming through or under a Director, and their respective heirs, successors, and assigns.

      10.5 Deferral Elections under the Plan are intended to defer Directors' recognition of income, for income tax purposes under the Internal Revenue Code of 1986, as amended, until their actual receipt of payments from their Accounts. The Plan shall be interpreted and administered in a manner consistent with such intent.

      10.6  This Plan shall be effective on and after its date of execution.






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      IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company as of the 31st day of December, 1993.


                                          OWENS-ILLINOIS, INC.


                                          By   /s/ Thomas L. Young
                                              --------------------------
                                                Executive Vice President

Attest:


  /s/  James W. Baehren
-------------------------
      Assistant Secretary




































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